Exhibit 10.2

Form of

RELIV' INTERNATIONAL, INC.

INCENTIVE STOCK OPTION AGREEMENT

1.	Grant of Option

This Incentive Stock Option Agreement constitutes and evidences the grant by Reliv International, Inc. (the “Company”) on __________ (the “Grant Date”) to _________________________, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2014 Incentive Stock Plan (the “Plan”), a total of ______ shares (the “Shares”) of common stock, par value $_____ per share, of the Company (“Common Stock”) at the price of $____ per Share, which is the fair market value of a share of Common Stock on the Grant Date. The term of this option shall be, and shall expire, _______ years after the Grant Date (the “Final Exercise Date”). Acceptance of this option signifies acceptance of the terms of this agreement and the Plan, a copy of which has been provided to Participant.

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule

This option will become exercisable (“vest”) as to the Shares which are subject to the option in accordance with the following terms or schedule:

[vesting schedule and conditions]

Except as otherwise specifically provided herein, the Participant must be employed by the Company on the vesting date for vesting to occur. There shall be no proportionate or partial vesting in the period prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

The right of exercise shall be cumulative so that, to the extent the option is not exercised at any time to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option

a.           Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

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b.           Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

c.           Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 30 days after such cessation (but in no event after the Final Exercise Date); provided that, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates any restrictive covenant or confidentiality provisions of any employment agreement, confidentiality or non-disclosure agreement or other agreement between Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

d.           Exercise Period Upon Death, Disability or Retirement. If the Participant dies prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of 180 days following the date of death of the Participant, by the legal representative or legatee of the Participant. If the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) or retires from the Company pursuant to a Normal Retirement (as defined in the Plan) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable by the Participant, within the period of 90 days following the date of disability or Normal Retirement of the Participant. Notwithstanding the foregoing, this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death, disability or Normal Retirement and this option shall not be exercisable after the Final Exercise Date.

e.           Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If the Participant is a party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall have the meaning ascribed to such term by the Plan. The Participant shall be deemed to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

f.            Exercise by Delivery of Shares or Other Means. Participant may exercise this option by delivering to the Company whole shares of Common Stock which have an aggregate fair market value on the date of payment equal to the aggregate of the purchase price of the Shares as to which this option is then being exercised, otherwise known as a “cashless exercise.” Such shares delivered to the Company in satisfaction of the purchase price shall be “mature” shares; that is, have been owned by the Participant for a minimum of six (6) months.

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The Company may make available, in its sole discretion, a special sale and remittance procedure pursuant to which the Participant, upon exercising the option, concurrently provides irrevocable written instructions (i) to a Company-designated brokerage firm to effect the immediate sale of a portion of the shares to be received pursuant to the option, and remit to the Company, out of the proceeds available on the settlement date, the minimum amount of funds required to cover the aggregate exercise price payable for the shares, plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (ii) to the Company to deliver the certificates for the necessary shares directly to such brokerage firm in order to complete the sale. If the Company makes such a special sale and remittance procedure available, the Participant may pay the exercise price of the option with shares issuable upon exercise of the option. In all other events, the Participant may not pay the exercise price of the option with Shares issuable upon the option’s exercise.

4.          Adjustment Upon Certain Financing or Changes in Capitalization. Notwithstanding any other provisions herein or in the Plan, the number of Shares subject to this option and the option price hereof shall be adjusted as the Board or Compensation Committee shall determine to be appropriate in the event of changes, without receipt of consideration by the Company, in the number of shares of outstanding Common Stock of the Company as a result of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs or other similar changes in the Company's capitalization, all in accordance with the Plan. The grant of this option pursuant to the Plan shall not affect in any way the right or power of the Company to make any changes in its capitalization or business structure.

5.          Tax Matters.

a.           Section 422 Requirements. The options granted hereby are intended to qualify as “incentive stock options” under Section 422 of the Code. Notwithstanding the foregoing, the options will not qualify as “incentive stock options,” if, among other events, (a) the Participant disposes of the Shares upon the exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option; (b) except in the event of the Participant’s death or disability (as described in Section 3(d) above), the Participant is not employed by the Company, a parent or subsidiary at all times beginning on the Grant Date and ending on the date that is three (3) months before the date of exercise of any Shares; or (c) to the extent that the aggregate fair market value of the Shares subject to “incentive stock options” held by the Participant which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or subsidiary) exceeds $100,000. For purposes of this paragraph, the “fair market value” of the Shares shall be determined as of the Grant Date in accordance with the terms of the Plan.

b.           Disqualifying Disposition. To the extent that any of the Shares do not qualify as being issued pursuant to an “incentive stock option,” it shall not affect the validity of such Shares and such Shares shall be deemed issued pursuant to a non-qualified stock option. In the event that the Participant disposes of any Shares upon the exercise of this option within two years from the Grant Date or one year after the Shares were acquired by the exercise of this option, the Participant shall deliver to the Company, within seven days following the date of such disposition, a written notice specifying the date on which the Shares were disposed of, the number of Shares disposed of and, if such disposition was by sales or exchange, the amount of the consideration received.

c.           Withholding. No Shares will be issued pursuant to the exercise of this option unless and until Participant shall pay to the Company, or makes provision satisfactory to the Company for the payment of, any federal, state or local withholding taxes required by law to be withheld in respect to this option.

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6.          Nontransferability of Option. Except as otherwise provided herein, this option may not be sold, assigned, transferred, or otherwise encumbered by Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of Participant, this option shall be exercisable only by the Participant.

7.          No Rights as Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any common stock of the Company covered by this option unless and until the Participant has become the holder of record of such common stock and no adjustment shall be made for dividends or other property, distributions or other rights in respect of such common stock, except as otherwise specifically provided for in the Plan.

8.          Section 409A. The intent of the parties is that benefits under this agreement be exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties which may be imposed on Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

9.          Stock Plan. This option is issued pursuant to, and is subject to the provisions of, the Company’s 2014 Incentive Stock Plan (including the provisions relating to the amendment of the Plan), a copy of which is furnished to Participant with this option.

10.         Governing Law. This Agreement shall be governed by and shall be construed according to the laws of the State of Missouri.

11.         Entire Agreement. The foregoing, together with and subject to all the terms and conditions of the Plan, is the entire agreement between the Company and Participant with respect to this option and may not be altered, modified, changed or discharged except in a writing signed by a duly authorized officer or director of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

RELIV' INTERNATIONAL, INC.

By:

ATTEST:

Secretary or Assistant Secretary

PARTICIPANT:

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EXHIBIT A

NOTICE OF EXERCISE - ISO

To:	Reliv' International, Inc.

The undersigned hereby irrevocably exercises his/her right to purchase ______________ shares at $__________ per share of Reliv’ International, Inc.’s (“Reliv") Common Stock, which the undersigned is entitled to purchase pursuant to the terms of that certain Incentive Stock Option Agreement dated ___________. The payment of $___________________ will be made to Reliv using ___________________ (Cash, Check made payable to Reliv International, Inc. or Certificated Shares of Reliv Common Stock that have been held by the undersigned for 6 months or longer, or any combination thereof, or same-day-sale through Company designated brokerage firm).

I understand that I am required to inform the Company of the sale of any of the shares acquired in this exercise for a period of one year from the date of exercise or two years from the original date of the grant of this option, whichever is later. I will deliver to Reliv, within seven days following the date of any such sale, a written notice specifying the date on which the sale occurred, the number of shares sold and the amount of the consideration received. Any gain from the sale of these shares within that period is subject to Federal and state income tax withholding and employment taxes as ordinary income.

Please issue a certificate for such shares of Reliv Common Stock in the following name and denominations:

Please mail all relevant stock certificate(s) to the following address:

(Name)	(Tax ID#)

(Street Address)

(City) (State) (Zip)

By:	Dated:____________, 20_____
(Employee Signature)

Company Approval:

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